SUBSIDIARIES OF THE REGISTRANT AT DECEMBER 31, 2013	Exhibit 21.1

Itron, Inc. Domestic Subsidiaries	State of Incorporation
Itron International, Inc.	Delaware
Itron US Gas LLC	Delaware
Itron Brazil I, LLC	Washington
Itron Brazil II, LLC	Washington

Itron, Inc. International Subsidiaries	Jurisdiction of Incorporation or Organization
Itron Argentina S.A.	Argentina
Itron-Australasia Pty Limited	Australia
Itron Austria GmbH	Austria
Itron Holding Belgium SPRL	Belgium
Itron Management Services SA	Belgium
Contigea SA	Belgium
Itron Sistemas e Tecnologia Ltda	Brazil
Itron Soluções para Energia e Àgua Ltda.	Brazil
Itron China Gas Holding Co. Ltd. (J.V. Majority)	British Virgin Islands
Itron Canada, Inc.	Canada
Compañía Chilena de Medición S.A.	Chile
Itron Metering Systems (Chongqing) Co., Ltd. (J.V. Majority)	China
Itron Metering Solutions (Suzhou) Co., Ltd.	China
Itron Metering Systems (Suzhou) Co., Ltd.	China
Itron Czech Republic s.r.o.	Czech Republic
Asais	France
Asais Conseil	France
Itron France S.A.S.	France
Itron Holding France S.A.S.	France
Itron Holding Germany GmbH	Germany
Itron GmbH	Germany
Itron Zähler & Systemtechnik GmbH	Germany
Itron Unterstutzungskasse GmbH	Germany
Allmess GmbH	Germany
Itron Unterstutzungseinrichtung GmbH	Germany
SEWA GmbH	Germany
Thielmann Energietechnik GmbH	Germany
Itron Holding Hungary	Hungary
Ganz Meter Company Ltd.	Hungary
Itron India Private Limited	India
Itron Metering Solutions India Private Limited	India
PT Mecoindo (J.V.)	Indonesia
Itron Management Services Ireland, Limited	Ireland
Itron Italia SpA	Italy
Itron Japan Co., Ltd.	Japan
Itron Metering Solutions Luxembourg	Luxembourg
Itron Luxembourg	Luxembourg

Itron, Inc. International Subsidiaries	Jurisdiction of Incorporation or Organization
Metertek Sdn Bhd (J.V. 100% indirectly owned)	Malaysia
Itron Servicios, S.A. de C.V.	Mexico
Itron Distribución S.A. de C.V.	Mexico
Inal-Industria Nacional de Precisão Limitada (J.V.)	Mozambique
Itron Nederland B.V.	Netherlands
Itron Polska SP ZOO	Poland
Itron Portugal, Unipessoal, LDA.	Portugal
Itron Imobiliaria, Unipessoal, LDA.	Portugal
Itron Sistemas de Medição Lda.	Portugal
Ricont - Empresa de Reparação e Instalação de Contadores, Lda.	Portugal
Itron Middle East LLC	Qatar
Itron Measurement and Systems (Proprietary) Limited	Republic of South Africa
Itron Metering Solutions South Africa (Proprietary) Limited (J.V. Majority)	Republic of South Africa
Itron LLC	Russia
Arabian Metering Company	Saudi Arabia
Itron Metering Systems Singapore Pte Ltd.	Singapore
Itron Spain SLU	Spain
Itron Sweden AB	Sweden
Itron Switzerland S.A.	Switzerland
Itron Ukraine	Ukraine
Itron Ukrgas Meters Company (J.V. Majority)	Ukraine
Itron Metering Solutions UK Ltd.	United Kingdom
Itron Development UK Ltd.	United Kingdom